                                                                     EXHIBIT 4.3
                                                                     -----------




                              PECO ENERGY COMPANY

                            1998 STOCK OPTION PLAN

                         (EFFECTIVE SEPTEMBER 28, 1998
                                      as
              Amended and Restated effective October [__], 2000)

                              PECO ENERGY COMPANY

                            1998 STOCK OPTION PLAN
                            ----------------------

     PECO Energy Company ("PECO") originally established the PECO Energy Company 1998 Stock Option Plan (the "Plan"). The outstanding shares of PECO were subsequently exchanged with shares of Exelon Corporation ("Exelon" or the "Company") causing Exelon to become PECO's parent (the "Share Exchange"). Immediately thereafter, Unicom Corporation merged with and into Exelon (the "Merger"). In connection with the Share Exchange and Merger, Exelon assumed sponsorship of the Plan.

     The purpose of the Plan is to encourage eligible employees of PECO and its subsidiaries to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders.

     1.   Administration.
          --------------

     (a)  Committee. The Plan shall be administered and interpreted by the
          ---------
Compensation Committee (the "Committee") of the Board of Directors of PECO (the "Board").

     (b)  Committee Authority. Subject to Section 1(d) below, the Committee
          -------------------
shall have the sole authority to (i) determine the size and terms of the grants to be made to specified classifications of Eligible Employees, if any, including the exclusion of certain groups of Eligible Employees, (ii) determine the time when the grants will be made and the duration of any applicable exercise period, including the criteria for exercisability and the acceleration of exercisability, (iii) amend the terms of any previously issued Grant, and (iv) deal with any other matters arising under the Plan.

     (c)  Committee Determinations. The Committee shall have full power and
          ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     (d)  CEO Authority. Notwithstanding the foregoing, the Board in its
          -------------
discretion may delegate the following authority to the Chief Executive Officer of PECO (the "CEO"), which authority may be exercised by the CEO in addition to and independent of the authority of the Committee under the Plan: (i) the authority to establish classifications of Eligible Employees (as defined in Section 4) for purposes of differentiating with respect to the number and/or terms of Options granted to the Eligible Employees in each such classification,
(ii) the authority to accelerate the time at which an Option may be exercised pursuant to Section 5(d) of the Plan, and

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(iii) the authority to extend the period during which a Grantee may exercise an
Option pursuant to Section 5(e) of the Plan.

     2.   Grants.
          ------

     Awards under the Plan shall consist of grants of nonqualified stock options ("Options" or "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. The Committee shall approve the form and provisions of each Grant Instrument. Grants under the Plan need not be uniform as among the Grantees.

     3.   Shares Subject to the Plan.
          --------------------------

     (a)  Shares. The shares that may be issued under the Plan may be authorized
          ------
but unissued shares of common stock of the Company (the "Company Stock") or reacquired shares of Company Stock, including treasury shares and shares purchased by the Company on the open market for purposes of the Plan.

     (b)  Adjustments. If there is any change in the number or kind of shares of
          -----------
Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive. If and to the extent that any such change in the number or kind of shares of Company Stock outstanding is effected solely by application of a mathematical formula (e.g., a 2-for-1 stock split), the adjustment described in this Section 3(b) shall be made and shall occur automatically by application of such formula, without further action by the Committee.

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

     4.   Eligibility for Participation.
          -----------------------------

     Employees of PECO and its subsidiaries who have received a performance rating of "satisfactory" or higher as of their most recent performance evaluation or newly hired employees who have not received a performance evaluation prior to the date of a Grant, other than those employees who are eligible to participate in the PECO's Management Incentive Compensation Plan, shall be eligible to receive Options under the Plan and shall be referred to herein as "Eligible Employees."

     5.   Granting of Options.
          -------------------

     (a)  Number of Shares. The Committee shall determine the number of shares
          ----------------
of Company Stock and/or such other terms and conditions applicable to Grants, in such manner as the Committee determines, which number and terms and conditions may differ among the classifications of Eligible Employees established by the CEO in accordance with Section 1(d). Eligible Employees who receive Grants under this Plan shall be referred to herein as "Grantees."

     (b)   Type of Option and Price.
           ------------------------

          (i) The Committee may grant nonqualified stock options that are not intended to qualify as "incentive stock options" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), in accordance with the terms and conditions set forth herein.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be equal to the Fair Market Value (as defined in paragraph (iii) below) of a share of Company Stock on the date the Option is granted.

          (iii) The Fair Market Value per share shall be the closing sale price of a share of Company Stock on the composite tape of New York Stock Exchange, or if there is not such sale on the relevant date, then on the last previous day on which a sale was reported.

     (c)  Option Term. The Committee shall determine the term of each Option.
          -----------
The term of any Option shall not exceed ten years from the date of grant.

     (d)  Exercisability of Options. Options shall become exercisable in
          -------------------------
accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee or the CEO may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e)  Termination of Employment, Disability, or Death.
          -----------------------------------------------

          (i) If Grantee's employment by PECO terminates by reason of Retirement, death, or Disability, then on the date of such Retirement, death, or Disability, such Option shall, notwithstanding Section 5(e)(i) hereof, become exercisable as to all of the shares of Company

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Stock remaining subject to such Option and may (1) in the cases of Retirement or
Disability, be exercised by such Grantee or his or her legal representative, Successor Grantee or permitted transferees, as the case may be, until the last day of the term of the Option or (2) in the case of death, be exercised by such Grantee's legal representative, Successor Grantee, or permitted transferees, as the case may be, until 11:59 p.m. (Chicago time) on the third anniversary of the date the of death; provided, however, that in any case such exercisability is conditioned upon such Grantee's or his or her legal representative's, Successor Grantee's, or permitted transferees', as the case may be, continued "acceptable conduct," as determined by the Committee in its sole discretion. For purposes of the foregoing, "acceptable conduct" shall mean without limitation, refraining from engaging in activities which (i) are competitive to the business of the Company or its subsidiaries, (ii) promote or assist competitors of the Company or its subsidiaries, or (iii) reflect negatively on the Company, its subsidiaries, or any of their directors, officers, employees, or agents.

          (ii) If Grantee's employment is terminated by PECO for Cause or poor work performance or by the Optionee (other than Retirement or for Good Reason following a Change in Control), such Grantee's Option shall expire on the effective date of such termination of employment and shall not thereafter be exercisable.

          (iii) Except as provided in section 5(e)(iv) hereof, if Grantee's employment by PECO terminates for any reason other than Retirement, death, or Disability, or as specified in Section 5(e)(ii), such Grantee's Option shall be exercisable only to the extent it is exercisable on the effective date of such termination of employment and may thereafter be exercised by such Grantee or his or her legal representative until and including the earlier to occur of (i) the date which is three years after the effective date of such termination of employment and (ii) the last day of the term of the Option.

          (iv) Notwithstanding any provision of the Plan or any Grant Instrument to the contrary, if within 24 months following a Change in Control, Grantee's employment is terminated (i) by PECO other than for Cause, or (ii) by the Grantee for Good Reason, outstanding Options shall immediately become fully exercisable; provided however, that a termination of employment with PECO or a subsidiary thereof and immediate reemployment by an entity which purchases or otherwise acquires PECO assets shall not be a termination of employment within the meaning of this Section 5(e)(iv).

          (v)    For purposes of this Section 5(e) and Sections 6, 7, and 8:

                 (A)  "Change in Control" shall mean:

                      (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 20% or more of either (i) the then outstanding shares of Company Stock (the

                           "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
                           (iii) of subsection (3) of this Section 5(e)(v)(A); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 20% or more of the Outstanding Company Common Stock or 20% or more of the Outstanding Company Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities (other than pursuant to any dividend reinvestment plan or arrangement maintained by the Company) and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

                      (2) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange

                           Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

                      (3) approval by the stockholders of the Company of a reorganization, merger, or consolidation or sale or other disposition of more than 50% of the operating assets of the Company (determined on a consolidated basis) other than in connection with an arrangement resulting in the continued utilization of such assets by the Company (a "Corporate Transaction"): excluding however, a Corporate Transaction pursuant to which
                           (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly (in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than: the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 20% or more of the Outstanding Company Common Stock or the Outstanding Company Voting Securities (as the case may be) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

                      (4) the approval by the shareholders of a plan of complete liquidation or dissolution of the Company, other than a plan of liquidation or dissolution which results in the acquisition of all or substantially all of the assets of Commonwealth Edison by the Company or any affiliate thereof.

                 (B)  "PECO" shall mean PECO and its Subsidiary corporations.

                 (C)  "Cause" means:

                      (1) the Grantee's willful commission of acts or omissions which have, have had, or are likely to have a material adverse effect on the business, operations, financial condition, or reputation of the Company or any of its affiliates;

                      (2) the Grantee's conviction (including a plea of guilty or nolo contendre) of a felony or any crime of fraud, theft, dishonesty, or moral turpitude; or,

                      (3) the Grantee's material violation of any statutory or common law duty of loyalty to the Company or any of its affiliates.

                 (D) "Disability" shall have the meaning specified in any long term disability plan or arrangement maintained by PECO or, if no such plan or arrangement is then in effect, as determined by the Committee.

                 (E) "Good Reason" means the occurrence of any of the following:

                      (1) the failure to maintain the Grantee in the office or position or in a substantially equivalent office or position, held by the Grantee immediately prior to Change in Control;

                      (2) a material adverse alteration in the nature or scope of the Grantee's position, duties, functions, responsibilities, or authority;

                      (3) a material reduction of the Grantee's salary, incentive compensation, or benefits, unless such reduction is part of a policy, program, or arrangement applicable to peer executives of the Company and its subsidiaries of any successor entity;

                      (4) a determination by the Grantee, made in good faith, that, as a result of Change in Control, the Grantee is substantially unable to perform, or that there has been a material reduction in any of the Grantee's duties, functions, responsibility, or authority;

                      (5) the failure of any successor to the Company to assume any agreement or arrangement made with respect to a Grantee which provides benefits in the event of a Change in Control, or a material breach of any such agreement or arrangement by the Company or its successor;

                      (6) a relocation of more than 50 miles of (i) the Grantee's workplace, or (ii) the principal offices of the Company if such offices are the Grantee's workplace), in each case without consent of the Grantee; or

                      (7) a requirement of at least 20% more business travel than was required of the Grantee prior to Change in Control.

                 (F) "Retirement" shall mean retirement from the employment of the Company on or after attaining the minimum age specified for early or normal retirement in any then effective retirement policy of the Company, after a minimum of ten years employment with the Company.

     (f)  Exercise of Options. A Grantee may exercise an Option that has become
          -------------------
exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise. Shares of the Company Stock shall not be issued upon exercise of an Option until the Exercise Price is fully paid and any required withholding is made.

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

     6.   Withholding of Taxes.
          --------------------

     (a)  Required Withholding. All Grants under the Plan shall be subject to
          --------------------
applicable federal (including FICA), state, and local tax withholding requirements. PECO may require the Grantee or other person receiving such shares to pay to PECO the amount of any such taxes that PECO is required to withhold with respect to such Grants, or PECO may deduct from other wages paid by PECO the amount of any withholding taxes due with respect to such Grants.

     (b)  Election to Withhold Shares. If the Committee so permits, a Grantee
          ---------------------------
may elect to satisfy applicable withholding requirements by having shares withheld having a Fair Market Value up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7.   Nontransferability of Grants. Except as provided below, only the
          ----------------------------
Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights which have not been extinguished by the Grantee's death. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

     8.   Requirements for Issuance or Transfer of Shares.
          -----------------------------------------------

     No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     9.   Amendment and Termination of the Plan.
          -------------------------------------

     (a)  Amendment. The Committee may amend or terminate the Plan at any time
          ---------
prior to the Merger Date. Effective as of the date of Merger, the Compensation Committee of the Board of Directors of Exelon shall have the exclusive authority to amend or terminate the Plan by resolutions duly adopted.

     (b)  Termination of Plan. The Plan shall terminate on the day immediately
          -------------------
preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier or extended by the Committee prior to the Merger Date. The Compensation Committee of the Board of Directors of Exelon shall have the exclusive authority to shorten or extend the term of the Plan, effective as of the Merger Date.

     (c)  Termination and Amendment of Outstanding Grants. A termination or
          -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 15(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 15(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d)  Governing Document. The Plan shall be the controlling document. No
          ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     10.  Funding of the Plan.
          -------------------

     This Plan shall be unfunded. Exelon shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     11.  Rights of Participants.
          ----------------------

     Nothing in this Plan shall entitle any Eligible Employee or other person to any claim or right to be granted a Grant under this Plan, and no Grant shall entitle any Eligible Employee or other person to any future Grant. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     12.  No Fractional Shares.
          --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     13.  Headings.
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

14.  Effective Date of the Plan.
     ---------------------------

     The effective date of the Plan is September 28, 1998.

     15.  Miscellaneous.
          -------------

     (a)  Grants in Connection with Corporate Transactions and Otherwise.
          --------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Eligible Employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, a Grant may be made to an employee of another corporation who becomes an Eligible Employee by reason of a corporate merger, consolidation, acquisition of stock, or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock options. The Committee shall prescribe the provisions of the substitute grants.

     (b)  Compliance with Law. The Plan, the exercise of Options, and the
          -------------------
obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c)  Governing Law. The validity, construction, interpretation and effect
          -------------
of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.